UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 12, 2007

ZNOMICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-136372	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave., Suite 200, Portland, OR		97201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 827-5271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 12, 2007, the board of directors appointed Kerry Rea as our Chief Financial Officer.

Mr. Rea, age 49, has over 20 years experience in finance. Prior to joining Znomics, he was a consultant from 2006 to 2007. From 2004 to 2006, he served as Vice-President and Controller of AccessLine Communications. From 2003 to 2006, he served in various consulting roles. From 1997 to 2002, he served as Vice-President of Finance and Vice-President and Controller of Electric Lightwave. From 1987 to 1997, he served in progressive finance roles with Mattel and two predecessor companies.

Mr. Rea holds a Bachelor of Science of Business Administration from Oregon State University and a Masters of Taxation from Portland State University.

There are no family relationships between Mr. Rea and any of our directors or executive officers. Mr. Rea has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

The material terms of Mr. Rea’s employment and compensation by the Company will be as follows:

•	Mr. Rea will receive an annual salary of $160,000.

•	Mr. Rea will be granted options to purchase 100,000 shares of our common stock at a price of $1.50 per share. The options will vest over the next five years.

•	Mr. Rea will be awarded an incentive cash bonus of up to $32,000. The cash bonus payment will be contingent upon attainment of a combination of individual objectives and overall company performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2007	Znomics, Inc.

By: /s/ Richard A. Sessions
Richard A. Sessions
Chief Executive Officer